CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 379 to the registration statement on Form N-1A (“Registration Statement”) of JPMorgan Trust I of our reports dated December 21, 2023, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust I listed in Appendix A (collectively the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2023, and of our report dated December 21, 2023, except for the effects of the restatements discussed in Note 8 to the financial statements, as to which the date is July 26, 2024, relating to the financial statements and financial highlights of JPMorgan Research Market Neutral Fund (the “Fund”), which appears in the Fund’s Annual Report on Form N-CSR/A for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
October 18, 2024

Appendix A

JPMorgan Developed International Value Fund (formerly JPMorgan International Value Fund)

JPMorgan Emerging Markets Equity Fund

JPMorgan Europe Dynamic Fund

JPMorgan Global Allocation Fund

JPMorgan Income Builder Fund

JPMorgan International Equity Fund

JPMorgan International Focus Fund

JPMorgan Tax Aware Real Return Fund